Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
    Steven M. Klein, Chairman, President and Chief Executive Officer of Northfield Bancorp, Inc. (the “Company”), and William R. Jacobs, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2023, (the “Report”) and that to best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven M. Klein	Date: May 10, 2023
Steven M. Klein
Chairman, President and Chief Executive Officer

/s/ William R. Jacobs	Date: May 10, 2023
William R. Jacobs
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.